                                  EXHIBIT 2.1

                      ARTICLES OF INCORPORATION AS AMENDED

THE COMMONWEALTH OF MASSACHUSETTS

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS  02133

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)



Name
----

(including given name in full)             POST OFFICE ADDRESS

Harvey M. Cohen                            6 Barry Street
                                           Randolph, Massachusetts 02
We, Robert L. Goldberg                     56 Wilshire Drive
                                           Sharon, Massachusetts
    Richard H. Green                       34 Chiswick Road
                                           Brighton, Massachusetts
    Gilbert A. Spack                       72 Taxiera Road
                                           Stoughton, Massachusetts


do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

         1. The name by which the corporation shall be known is:

Technology Associates, Inc.

         2. The purposes for which the corporation is formed are as follows: To act as business consultants to any person or persons, corporation or corporations including such activities as seeking funds for technological development; marketing of proprietary technology whether patented or not; and seeking trained professionals to act as consultants for industrial clients, and in general to carry on any other business of the same general nature in connection with the foregoing, and to exercise all the powers conferred by the laws of the Commonwealth of Massachusetts, or of any state, territory or country, providing the latter are in harmony with or not inconsistent with the former.



3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

--------------------------------------------------------------------------------
                              WITHOUT PAR VALUE            WITH PAR VALUE

   CLASS OF STOCK            NUMBER OF SHARES     NUMBER OR SHARES   PAR VALUE
--------------------------------------------------------------------------------
         Preferred
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Common                    100
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:



None



5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: The parties, their heirs, assigns, executors and administrators agree that if anyone desired to dispose of all or any part of his stock, he shall first offer it for sale to the remaining parties at is then fair book value.





Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



None



*If there are no provisions state "None".

7. The first meeting of the incorporators was duly held on the 27th day of February, 1968 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

   a. The post office address of the initial principal office of the corporation in Massachusetts is:

                         739 Boylston Street, Suite 110

                              Boston, Massachusetts

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

               NAME                RESIDENCE                 POST OFFICE ADDRESS

President:   Harvey M. Cohen       6 Barry Street            same

                                   Randolph, Massachusetts

Treasurer:   Gilbert A. Spack      72 Taxiera Road           same

                                   Stoughton, Massachusetts

Clerk:       Richard H. Green      34 Chiswick Road          same

                                   Brighton, Massachusetts

Directors:   Robert L. Goldberg    56 Wilshire Drive         same

                                   Sharon, Massachusetts

             Gilbert A. Spack      See above

             Richard H. Green      See above

             Harvey M. Cohen       See above

     c. The date initially adopted on which the corporation's fiscal year end is:

June 30

     d. The date initially fixed in the by-laws of the annual meeting of the stockholders of the corporation is:

July 1

     e. The name and business address of the registered agent, if any, of the corporation are:

None

     IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this 27th day of February 1968.



                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

=======================================



I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 29th day of February 1968.
     ----        --------   --

JOHN F. X. DAVOREN

Secretary of the Commonwealth



TO BE FILLED IN BY CORPORATION

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:

      Robert L. Goldberg
---------------------------------------

      56 Wilshire Drive
---------------------------------------

      Sharon, Massachusetts
---------------------------------------

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws, Chapter 156B.

Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72



     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

--------------

We,  Harvey M. Cohen                        , President/vice-president, and

     Austin Broadhurst                      ,        Clerk/Assistant Clerk of



                           TECHNOLOGY ASSOCIATES, INC.
--------------------------------------------------------------------------------
(Name of Corporation)

located at                 101 Tremont Street, Boston, Massachusetts
           ---------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on December 9, 1969, by vote of

  354,900 shares of Common Stock out of 401,800 shares outstanding,
---------           ------------        -------
_________ shares of ____________ out of _______ shares outstanding, and

_________ shares of ____________ out of _______ shares outstanding,

being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT            two thirds of each class outstanding and entitled to vote
                     thereon and

INAPPLICABLE         of each class or series of stock whose rights are adversely affected

CLAUSE               thereby:



SEE NEXT PAGE

For amendments adopted pursuant to Chapter 156B, Section 70.

For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

VOTED: That there be and hereby is authorized an increase in the common stock, par value one cent per share, of the corporation now authorized from 1,000,000 shares to 2,000,000 shares and that to effect such increase there be and hereby is authorized an amendment of the articles of organization of the corporation striking out the provisions thereof stating the total number of shares and the par value, if any, of the each class of stock which the corporation is authorized to issue and by inserting in their place the following provisions, namely:

                  "The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:



                                 With Par Value
                                 --------------

Class of Stock                            Number of Shares     Par Value
--------------                            ----------------     ---------

Common                                    2,000,000            1 cent ($.01)"



















The foregoing amendment will become effect when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Ninth day of December , in the year 1969.



________________________________________________________President/Vice President



________________________________________________________Clerk/Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 10th day of December , 1969.





JOHN F. X. DAVOREN

Secretary of the Commonwealth

State House, Boston, Mass.



TO BE FILLED IN BY CORPORATION

Photo Copy of Amendment to be Sent



TO:

Ely, Bartlett, Brown & Proctor
--------------------------------------

225 Franklin Street
--------------------------------------

Boston, Massachusetts  02110
--------------------------------------

                                       AB



                                   Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS  02133

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72



     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

--------------

We,  Harvey M. Cohen                        , President/vice-president, and

     Edward Z. Pollock                      , Clerk/Assistant Clerk of



                           TECHNOLOGY ASSOCIATES, INC.
--------------------------------------------------------------------------------
(Name of Corporation)

located at 739 Boylston Street, Boston, Massachusetts
           ---------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on December 27, 1968, by vote of

  100 shares of Common out of 100 shares outstanding,
-----           ------        ---

_____ shares of ______ out of ___ shares outstanding, and

_____ shares of ______ out of ___ shares outstanding,

being all of each class outstanding and entitled to vote thereon:

CROSS OUT          two thirds of each class outstanding and entitled to vote
                   thereon and

INAPPLICABLE       of each class or series of stock whose rights are adversely affected

CLAUSE             thereby:

For amendments adopted pursuant to Chapter 156B, Section 70.

For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

                                              ________ shares preferred
                                                                  with par value
                                              ________ shares common
The total amount of capital stock already authorized is
                                              ________ shares preferred
                                                               without par value
                                              ________ shares common




                                              ________ shares preferred
                                                                  with par value
                                              ________ shares common
The amount of additional capital stock
authorized is
                                              ________ shares preferred
                                                               without par value
                                              ________ shares common




VOTED: That the existing Common Stock without par value of the Corporation be and it hereby is retired and cancelled and that 500,000 new Common Shares of stock with par value of one cent ($.01) each be hereby authorized and upon surrender of the certificates of Common Stock now outstanding the stockholder shall be entitled to receive certificates for 2,850 new shares of Common Stock with par value for each share represented by the certificate surrendered.

VOTED: To amend the Articles of Organization of the Corporation by completely deleting the paragraphs on page 2 referring to "the restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class" this resolution to become effective as of December 27, 1968.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and the filing fee in the amount of $300.00 having been paid, said articles are deemed to have been filed with me this 27th day of December , 1968.





JOHN F. X. DAVOREN

Secretary of the Commonwealth

State House, Boston, Mass.



TO BE FILLED IN BY CORPORATION

Photo Copy of Amendment to be Sent



TO:

MISHARA, POLLOCK and CUSHNER
----------------------------------

92 State Street
----------------------------------

Boston, Massachusetts
----------------------------------





                                   Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS  02133

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74



     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

--------------

We,  Harvey M. Cohen                        , President/vice-president, and

     Robert L. Goldberg                     , Clerk/Assistant Clerk of



                           TECHNOLOGY ASSOCIATES, INC.
--------------------------------------------------------------------------------
(Name of Corporation)

located at                 101 Tremont Street, Boston, Massachusetts
           ---------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on September 9, 1969, by vote of

  287,000 shares of Common Stock out of 349,000 shares outstanding,
---------           ------------        -------

_________ shares of ____________  out of ______  shares outstanding, and

_________ shares of ____________  out of ______  shares outstanding,

being at lease two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

 1. The name by which the corporation shall be known is: - Technology Associates, Inc.



 2. The purpose for which the corporation is formed are as follows: See Sheet 2A



NOTE: Provisions for which the space provided under articles 2, 4, 5, and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each article where the provision is set out. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

 3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    WITHOUT PAR VALUE             WITH PAR VALUE

CLASS OF STOCK      NUMBER OF SHARES     NUMBER OF SHARES     PAR VALUE



Preferred                None                  None



Common                   None                  1,000,000        1 cent (.01)



4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None



5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None



6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Sheets 6A, 6B, 6C













If there are no such provisions, state "None".

     To carry on a general business of providing consulting services and assistance of every kind and nature, including but not limited to raising funds for technological development and to marketing of technological ideas in whatever form, to business and other organizations however formed and wherever located; to carry on a general business of manufacturing or otherwise producing, acquiring, preparing for market, buying and selling, dealing in and with and disposing of and developing, one or more, devices, goods, wares, and merchandise of any kind or sort, whether or not cognate to any consulting business, and any and all kinds of other compounds and products and any and all products and by-products thereof, any and all ingredients, supplies and items in any stage of production, used or useful in combination with, in substitution for or otherwise in connection with or of which any one or more such products, by-products, ingredients, supplies or items form, or are suitable to form, a component part and all related machinery, appliances, and apparatus and tools; to discover, invent or acquire rights and interests in inventions, designs, patents, patent rights and licenses, trademarks, trade names, copyrights and trade secrets in any field, whether or not cognate to any other activity of the corporation, and to hold, use, dispose of the same; to join with others in any enterprise conductive to the success of the corporation, in such manner and on such terms and conditions as may be agreed upon; and in general to carry on any and all businesses and activities permitted corporations organized under said Chapter 156B wherever the same lawfully may be done.

     The following provisions are hereby established for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders:

     Meetings of stockholders may be held anywhere in the United States as shall be determined from time to time by the directors or as shall be stated in the call of the meeting.

     The by-laws may provide that the directors may take, amend or repeal the by-laws, in whole or in part, except with respect to any provision thereof which by law, by the articles of organization or by the by-laws requires action by the stockholders.

Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even through the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership or beneficial interest in a majority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event the authorizing or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter by reason of his acts or omissions as such director officer, unless in such proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that is involves such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by an interested director or officer. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights in which any director or officer may be entitled. As used in this paragraph, the terms "director and officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

     Indemnification of employees and other agents of the corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the corporation to whatever extent shall be authorized by to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the corporation or of such other organization.

     The terms and conditions upon which a sale or exchange of all the property and assets, including the good will of the corporation, or any part thereof, is voted may include the payment therefor in whole or in part in shares, notes, bonds or other certificates of interest or indebtedness of any voluntary association, trust, joint stock company or corporation. Such vote or a subsequent vote may in the event of or in contemplation of proceedings for the dissolution of the corporation also provide, subject to the rights of creditors and preferred stockholders of the corporation, of the proceeds of any such sale or exchange, whether such proceeds be in cash or in securities as aforesaid (at values to be determined by the directors).

     We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2,3* and 6

     (If there are no such amendments, state "None".)

         * Increased authorized capital from 500,000 shares of common stock par value .01 per share to 1,000,000 shares



















   IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of September in the year 1969.



________________________________________________________President/Vice President

________________________________________________________Clerk/Assistant Clerk

                        The Commonwealth of Massachusetts

                              Articles of Amendment

                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the
amount of $               having been paid, said articles are deemed to have
been filed with me this                   day of                  , 1982.

Paul Guzzi
Secretary of the Commonwealth
State House, Boston, Mass.

To be filed in by Corporation Photo Copy of Amendment to be sent
TO:  Pasqualino J. Sarni
     98 Central Street
     Somerville, Mass. 02143
     Telephone:  617-776-5567



                        The Commonwealth of Massachusetts
                                   Paul Guzzi
                          Secretary of the Commonwealth
                    One Ashburton Place, Boston, Mass. 02108

                              Articles of Amendment
                     General laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts. We James
F. Laura, President, Pasqualino J. Sarni, Clerk/Assistant Clerk of Technology Associates, Inc. located at 8 Commercial Wharf S., Boston, Mass. 02110 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on December 23, 1982, by vote of 1,041,820 shares of common out of 1,358,450 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.(1)


--------------------------
(1) For amendments adopted pursuant to Chapter 156S, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

For Increase in Capital Fill in the Following:

                                      ____________ shares preferred
                                                             with par value $.01
The total amount of capital stock
Already Authorized is                 2,000,000 shares common
                                      -----------------------

                                      ____________ Shares preferred
                                                               Without par value
                                      ____________ Shares common


                                      ____________ shares preferred
                                                            with par value $.001
The amount of additional capital stock authorized is:

                            10,000,000 shares common
                            ------------------------
                                      ____________ Shares preferred
                                                               Without par value
                                      ____________ Shares common


VOTED: That the existing Common Stock par value $.01 of the Corporation be and it hereby is retired and cancelled and that 10,000,000 new common shares of stock with a par value of One Thousandth of One Dollar ($.001) each be hereby authorized and upon surrender of the certificates of Common Stock $.01 par value the shareholders shall be entitled to receive one share of the new Common Stock with a par value of $.001 per share for each share of $.01 par value common stock surrendered.



                            Articles of Incorporation
                                       Of
                        Technology Associates Corporation

                                    Article I

The complete name of the Corporation is to be:  Technology Associates
Corporation.

                                   Article II

Its principal office in the state of Nevada is to be located at 2235 East Flamingo Road, Suite 100, in the City of Las Vegas, County of Clark. The registered agent in charge thereof is Darrell Lincoln Clark, Esq.

                                   Article III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada.

                                   Article IV

The total amount of authorized capital stock of this corporation is 50,000,000 shares having a par value of $.001 per share. Each share shall be entitled to the same dividend, liquidation, and voting rights. Each share of said stock issued shall be issued fully paid and non-assessable.

                                    Article V

The members of the governing board of this corporation shall be styled directors and the number thereof at the inception of this Corporation shall be one (1) or more. The directors need not be shareholders of the Corporation, nor residents of the State of Nevada. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation. The names and post office addresses of the first board of directors who shall hold office until their successors are fully elected, are as follows:

                  Name                              Address
James M. McCully                          2235 East Flamingo Road, Suite 100
                                          Las Vegas, Nevada 89109

                                   Article VI

The capital stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of the Corporation.

                                   Article VII

The names and addresses of each of the incorporators signing these Articles of Incorporation are as follows:

                  Name                              Address
James M. McCully                          2235 East Flamingo Road, Suite 100
                                          Las Vegas, Nevada 89109

                                  Article VIII

This Corporation shall be perpetual unless otherwise amended by the Directors.

                                   Article IX

The Directors shall have the power to make and to alter or amend the By-Laws; to set the amount to be reserved as working capital and to authorize and cause to be executed mortgages and liens without limit as to amount, upon the property and franchise of the Corporation.

Within the consent in writing and pursuant to a majority of the holders of the capital stock issued and outstanding, the directors shall the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extend the accounts and books of this Corporation, or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspection any account, or book or document of the Corporation, except as conferred by the law or By-Laws or by resolution of the shareholders.

The shareholders and Directors shall have the power to hold their meetings and keep the books, documents and papers of the Corporation, except as conferred by the law or By-Laws or by resolution of the shareholders.

The shareholders and Directors shall have the power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the shareholders and Directors, except as otherwise required by the laws of Nevada.

It is the intention that the objects, purposes and powers specified in Article III hereof shall, except where otherwise specified in said Article, be nowise limited or restricted by reference to or inference from the terms of any other clause or Article in this Certificate of Incorporation, but that the objects, purposes and powers specified in Article II and in each of the clauses or Articles of this Charter shall be regarded as independent objects, purposes and powers.

                                    Article X

After the formation of this Corporation, each shareholder shall be entitled to purchase and/or subscribe for the number of shares of this Corporation which may hereafter be authorized and issued for money.

Each shareholder shall have the same rights as any individual to purchase said stock, but shall not have any pre-emptive rights as that term is defined under NRS 78.265.

In Witness Whereof, I, the undersigned constituting the sole incorporator and intended shareholder, for the purposes of forming a Corporation under the laws of the State of Nevada, do make, file and record these Articles of Incorporation, and do certify that the facts herein are true and I have accordingly hereunto set my hand this September 1985.

                                                         -----------------------
                                                         James M. McCully



County of Orange           )
                           )  SS
State of California        )

On this 20th September 1985, before me, a notary public in and for said County and State, personally appeared James M. McCully known to me to be the person whose name is subscribed to the foregoing instrument, he duly acknowledged to me that he executed the same for the purpose therein mentioned.

In Witness Whereof, I have hereunto set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.


                                                           ---------------------
                                                           Notary Public



                            Certificate of Amendment
                                Of Incorporation
                                       Of
                        Technology Associates Corporation

No. 4871-86
Pursuant to the applicable provisions of the Nevada Corporation laws as revised the undersigned corporation hereby adopts this Article of Amendment to its Articles of Incorporation.

Amendment #1

                                    Article I

Article I of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article I substituted therefore as if it had been a part of the original Articles of Incorporation:

                                    Article I

The complete name of this Corporation is;  Metcer Technologies Corporation

This amendment was submitted to the Stockholders of this corporation on November 10, 1989 in the manner provided by the Nevada Corporation laws as revised
Section 78.385 and 78.390, and, Stockholders representing an excess of fifty
(50) percent of the total number of shares of its capital stock issued voted in favor of the amendment. Said amendment to become effective upon the date it is filed in the office of the Secretary of State.

Dated November 10, 1989

By ________________________                         By _________________________
   James M. McCully, President                         Gary M. Aller, Secretary




                            Articles of Incorporation
                                       Of
                        Technology Associates Corporation


                                    Article I

The name of the Corporation is to be:  Technology Associates Corporation

                                   Article II

Its principal office in the State of Nevada is to be located at 1200 South Eastern Avenue, in the City of Las Vegas, County of Clark. The registered agent in charge thereof is Kelly H. Swanson, Esq.

                                   Article III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada.

                                   Article IV

The total amount of authorized capital stock of this Corporation is 50,000,000 shares having a par value of $.001 per share. Each share shall be entitled to the same dividend, liquidation, and voting rights.

                                    Article V

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception of this Corporation shall be one (1). The Directors need not be Shareholders of this Corporation, nor residents of the State of Nevada. The number of Directors may from time to time be increased or decreased in such manner as shall be provided for by the By-Laws of this Corporation. The name and post office address of the first Board of Directors who shall hold office until his successor is duly elected, is as follows:

                  Name                      Address
                  Beckey Behnen             1900 Silver Avenue
                                            Las Vegas, NV 89102

                                   Article VI

The Capital Stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this Corporation.

                                   Article VII

The name and address of the Incorporator signing these Articles of Incorporation is as follows:

                  Name                      Address
                  Beckey Behnen             1900 Silver Avenue
                                            Las Vegas, NV 89102

                                  Article VIII

The period of duration of this Corporation shall be perpetual unless otherwise amended by the Shareholders.

                                   Article IX

The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a vote of the majority of the holders of the capital stock issued and outstanding, the Directors shall have the authority to dispose of, in any manner, the whole property of this Corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them shall be open to the inspection of the Shareholders; and no shareholder shall have any right of inspection of any account, book, or document of this Corporation, except as conferred by the law or By-Laws or by resolution of the Shareholders.

The Shareholders and Directors shall have the power to hold meetings and keep the books, documents and papers of this Corporation, except as conferred by the law or By-Laws or by resolution of the Shareholders.

The Shareholders and Directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the Shareholders and Directors, except as otherwise required by the laws of Nevada.

It is the intention that the objects, purposes and powers specified in Articles III hereof shall, except where otherwise specified in Article III, be nowise limited or restricted by reference to or inference from the terms of any other clause or Article in this Certificate of Incorporation, but that the object, purpose and powers specified in Article III and each of the clauses or Articles of this Charter shall be regarded as independent objects, purposes, and powers.

                                    Article X

After formation of this Corporation, each Shareholder shall be entitled to purchase and/or subscribe for the number of shares of this Corporation which may hereafter be authorized and issued for money. Each Shareholder shall have the same rights as any individual to purchase said stock, but shall not have any pre-emptive rights as that term is defined under NRS 78.265.

In Witness Whereof, I, the undersigned constituting the sole Incorporator and Intended Shareholder, being less than three Shareholders, for the purpose of forming a Corporation under the laws of the State of Nevada, do make, file and record these Articles of Incorporation, and do certify that the facts herein are true and I have accordingly hereunto set my hand this 14th day of November, 1989.

                                  Beckey Behnen


                                  ---------------------
                                  Incorporator



County of Clark            )
                           )   SS
State of Nevada            )

On this 14th day of November, 1989, before me, a Notary Public in and for said County and State, personally appeared Beckey Behnen known to me to be the person whose name is subscribed to the foregoing instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

In Witness Whereof, I have hereunto set my hand and official seal in said County and State this 14th day of November, 1989


                                                         -----------------------
                                                         Notary Public

                      State of Nevada - Department of State

11104-89                   Technology Associates Corporation
Nevada                                                  12/89              12/90

Kelly H. Swanson
1200 S. Eastern Avenue
Las Vegas, NV 89102

I, Frankie Sue Del Papa, the duly qualified and acting Secretary of State of Nevada do hereby certify that the above corporation after having paid the annual fee of $50.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of $50.00 and having also filed the aforesaid list as required by Nevada Revised Statutes Section 78.150-78.165 and 80.110-80.140, as amended, is hereby authorized to transact and conduct its business within this state for the aforesaid period.

This certificate becomes a receipt upon being               Frankie Sue Del Papa
Validated by the Office of Secretary of State            Secretary of State




                            Certificate of Amendment
                                Of Incorporation
                                       Of
                        Technology Associates Corporation

No.    11104-89

Pursuant to the applicable provisions of the Nevada Corporation Laws as revised, the undersigned corporation hereby adopts this Article of Amendment to its Articles of Incorporation:

Amendment #1

                                    Article 1

Article I, of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article I substituted therefore as if it had been part of the original Articles of Incorporation:

                                    Article 1

The complete name of the Corporation is:  Baynon International Corp.

This amendment was submitted to the stockholders of this Corporation on May 19, 1992, in the manner provided by the Nevada Corporation Laws as revised, Section
78.385 and 78,.390, and, Stockholders representing in excess of Eighty-Five (85) percent of the total number of shares of its capital stock issued, voted in favor of this amendment. Said amendment to become effective upon the date it is filed in the Office of The Secretary of State.

Dated May 19, 1992

By: __________________________________             By: _________________________
    Nicholas G. Behnen, President                      Beverly Stuart, Secretary